Exhibit 5.1

10 June 2019

Matter No.:363253

Doc Ref: 15620213v3

441 299 4918

charles.collis@conyersdill.com

Athene Holding Ltd.

Chesney House, First Floor

96 Pitts Bay Road

Pembroke, HM08

Bermuda

Dear Sirs

Re: Athene Holding Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with an offering to be made pursuant to the base prospectus dated 3 January 2018 (the “Base Prospectus”), as supplemented by the prospectus supplement dated 5 June 2019 (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) included in a registration statement on Form S-3 (Registration Number 333-222392) (the “Registration Statement” which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 3 January 2018 relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 6.35% Fixed to Floating Perpetual Non-Cumulative Preference Shares, Series A, $1.00 par value and $25,000 liquidation preference per share (the “Preference Shares” and together with the Depositary Shares, the “Securities”) and deposited by the Company against delivery of receipts (the “Receipts”).

For the purposes of giving this opinion, we have examined electronic copies of the following documents:

(i)	the Registration Statement;

(ii)	the Base Prospectus;

(iii)	the Prospectus Supplement;

(iv)	the executed Underwriting Agreement (the “Underwriting Agreement”) dated 5 June 2019 between the Company and the Representatives, as representatives of the Underwriters (each, as defined therein);

(v)

the executed copy of the Deposit Agreement (the “Deposit Agreement”) dated 10 June 2019 among the Company as issuer and Computershare Inc. and Computershare Trust Company, N.A. (together, the “Depositary”), Computershare Trust Company N.A. as register and transfer agent, Computershare Inc. as dividend disbursing agent and redemption agent and the holders from time to time of Receipts (as such term is defined therein) issued thereunder.

(vi)	the Certificate of Designations relating to the Preference Shares dated 10 June 2019 (the “Certificate of Designations”),

(vii)	a specimen certificate representing the Preference Shares (the “Preference Share Certificate”); and

(viii)	a form of Receipt representing the Depositary Shares.

The documents listed in items (iv) through (viii) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also examined the memorandum of association and the bye laws of the Company, each certified by the Secretary of the Company on 10 June 2019, an extract of minutes of a meeting of its directors held on 5 February 2014 certified by the Secretary of the Company on 7 June 2019 and an extract of minutes of a meeting of its directors held on 4 June 2019 certified by the Secretary of the Company on 10 June 2019 (the “Resolutions”), the notice to the public issued by the Bermuda Monetary Authority dated 1 June 2005 (the “Consent”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft or unexecuted form, it will be or has been executed and/or filed in the form of that draft or unexecuted form, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that the Company will have sufficient authorised capital to effect the issue of any of the Preference Shares at the time of issuance, (g) that upon the issue of the Preference Shares, the Company will receive consideration for the full issue price thereof which shall be equal to the purchase price of 1,000 Depositary Shares in respect of each Preference Share, (h) that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended, (i) that at the time of issuance of the Preference Shares, the Bermuda Monetary Authority will not have revoked or amended its Consent, and (j) that on the date of issuance of the Preference Shares, the Company will be able to pay its liabilities as they become due.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Prospectus Supplement and the offering of the Securities by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.

The Preference Shares have been duly authorised and, when issued and paid for as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	The Depositary Shares have been duly authorised by the Company.

4.

Upon deposit of the Preference Shares with the Depositary pursuant to the Deposit Agreement and due execution and delivery by the Company and the Depositary of the Deposit Agreement and the Receipts in accordance with the Deposit Agreement, the Depositary Shares will entitle the holder thereof to the benefits provided in the Deposit Agreement and the Receipts.

5.

Upon the due issuance of the Depositary Shares and payment of the consideration relating thereto pursuant to the Underwriting Agreement, the Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to a the Company’s Current Report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to all references to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of section 11 of the Securities Act or that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/S/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited